EXHIBIT 21

                         Subsidiaries of the Registrant

                  Name                                   State of Incorporation
                  ----                                   ----------------------

HealthStar, Inc.                                                Illinois

National Health Benefits & Casualty Corporation                 Nevada

Three Rivers Provider Network                                   Nevada